Exhibit 99

INTERNET AMERICA NAMES NEW EXECUTIVE VICE PRESIDENT

(Houston) August 2, 2007 - Internet America, Inc.(OTCBB: GEEK), a Houston-based provider of Internet access services, announced today that it has named Mark Ocker Executive Vice President. Ocker is former President of TeleShare Communications Services, Inc. (TeleShare) which was acquired by Internet America on July 27, 2007.

William E. (Billy) Ladin, Chairman and Chief Executive Officer said, “I’m very pleased to have Mark joining Internet America at a crucial time in the Company’s ongoing efforts for growth in the wireless Internet access arena. He brings a level of experience in wireless field operations and technical expertise that will serve us well going forward. He has been working with the Company for several months in a consulting capacity and has done a good job of identifying the challenges and resources required to continue to grow our business.”

Ocker commented, “As we worked towards the integration of the TeleShare customers into Internet America, it became obvious that Internet America was on to a new and exciting concept. Not only does Internet America have a dynamic CEO in Billy Ladin, but Jennifer LeBlanc, the CFO, brings some refreshing ideas to our industry. As a long time entrepreneur, I became very excited about the opportunities that Internet America offered, and when the Board of Directors extended an offer to become a part of this team, I jumped at the opportunity.”

“There are a lot of opportunities for organic growth and further acquisitions,” Ocker continued. “The Company has a seasoned integration team, an experienced staff, great customer support, and a carrier grade infrastructure to take advantage of growth opportunities. As we continue to grow the wireless Internet access business, I look forward to utilizing my many years of operational experience to direct the staff and resources of the Company towards the more rapid execution of the wireless strategy.”

Ocker, as the founder and President of TeleShare, brings more than 30 years of experience in the telecommunications industry.  Prior to founding TeleShare, Ocker worked in Sales and Marketing for RCA Global Communications and Cable & Wireless, Inc.  Ocker is a 1975 graduate of Sam Houston State University, in Huntsville, Texas.

Internet America is a leading Internet service provider serving the Texas market. Based in Houston, Internet America offers businesses and individuals a wide array of Internet services including broadband Internet delivered wirelessly and over DSL, dedicated high-speed access, web hosting, and dial-up Internet access. Internet America provides customers a wide range of related value-added services, including Fax2email, online backup and storage solutions, parental control software, and global roaming solutions. Internet America focuses on the speed and quality of its Internet services and its commitment to providing excellent customer care. Additional information on Internet America is available on the Company’s web site at www.internetamerica.com.

This press release may contain forward-looking statements relating to future business expectations. These statements, specifically including management’s beliefs, expectations and goals, are subject to many uncertainties that exist in Internet America’s operations and business environment. Business plans may change, and actual results may differ materially as a result of a number of risk factors. These risks include, without limitation, that (1) we will not be able to increase our rural customer base at a rate that exceeds the loss of metropolitan area customers, (2) we will not improve EBITDA, profitability or product margins, (3) we will not be able to identify and negotiate acquisitions of wireless Internet customers and infrastructure on attractive terms. (4) we may not be able to integrate acquisitions of wireless Internet customers and infrastructure into existing operations to achieve operating efficiencies, (5) needed financing will not be available to us if and as needed, (6) we will not continue to achieve operating efficiencies in existing operations, (7) we will not be competitive with existing or new competitors, (8) we will not keep up with industry pricing or technological developments impacting the Internet, (9) we will be adversely affected by dependence on network infrastructure, telecommunications providers and other vendors, by regulatory changes and by general economic and business conditions; (10) service interruptions or impediments could harm our business; (11) we may not be able to protect our proprietary technologies or successfully defend infringement claims and may be required to enter into licensing arrangements on unfavorable terms; (12) we may be accused of infringing upon the intellectual property rights of third parties, which is costly to defend and could limit our ability to use certain technologies in the future; (13) government regulations could force us to change our business practices; (14) we may be unable to continually develop effective business systems, processes and personnel to support our business; (15) we may be unable to hire and retain qualified personnel, including our key executive officers; (16) provisions in our certificate of incorporation, bylaws and shareholder rights plan could limit our share price and delay a change of management; (17) our stock price has been volatile historically and may continue to be volatile; and (18) some other unforeseen difficulties may occur. This list is intended to identify certain of the principal factors that could cause actual results to differ materially from those described in the forward-looking statements included elsewhere herein. These factors are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements included in our other publicly filed reports and documents.